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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Standard Parking Corporation Long-Term Incentive Plan of our report dated March 5, 2004, with respect to the consolidated financial statements and schedule of Standard Parking Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG, LLP

Chicago, Illinois
June 3, 2004

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Consent of Independent Auditors